
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         MAR-31-2000
<CASH>                                               331,824
<SECURITIES>                                         787,391
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       2,254,865              <F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           2,153,173
<TOTAL-LIABILITY-AND-EQUITY>                         2,254,865              <F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     239,456                <F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,418,970              <F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                        (1,439,749)            <F5>
<EPS-BASIC>                                        (28.51)
<EPS-DILUTED>                                        000

<F1>Included  in Total  Assets:  Investments  in Local Limited  Partnerships  of
$1,105,130,   Accounts  receivable  of  $20,000  and  Other  assets  of  $10,520
<F2>Included in Total Liabilities and Equity:  Accounts payable to affiliates of
$71,000 and Accounts payable and accrued expenses of $30,692 <F3>Included in Total Revenue: Investment revenue of $98,526 and Other revenue of $140,930
<F4>Included in Other Expenses: General and administrative expenses of $411,403,
Provision for valuation of investments in Local Limited Partnerships of $984,445 and Amortization of $23,122 <F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of $260,235

